June 08, 2016 08:30 ET

Handeni Gold Inc. Announces Reverse Stock Split

DAR ES SALAAM, TANZANIA--(Marketwired - June 8, 2016) - Handeni Gold Inc. (the "Company" or "Handeni Gold") (OTC PINK: HNDI) announces that it has effected a reverse stock split (the "Reverse Split") of its issued and outstanding shares of common stock, on one (1) new share for 150 old share basis (1:150), as set for in a Certificate of Amendment to the Company's Articles of Incorporation filed with the Nevada Secretary of State.

As a result of the Reverse Split, the Company's issued and outstanding shares of common stock have now decreased from 321,416,653 shares of common stock to 2,142,848 shares of common stock.

The Company's common shares will commence trading on the OTC Pink at the opening for trading on June 8, 2016 under the stock symbol "HNDID", and the "D" at the end of the Company's symbol (which signifies a stock split) will be removed 20 business days from June 8, 2016. The Company's new CUSIP number is 41024A202.

About Handeni Gold Inc.

The Company is an emerging mineral exploration company focused on exploring and developing mining opportunities in Tanzania.

For further information, go to www.handenigold.com

Safe Harbour Statements

Except for the statements of historical fact contained herein, the information presented in this news release may constitute "forward-looking statements" as such term is used in applicable United States and Canadian laws. These statements relate to analyses and other information that are based on forecasts of future results, estimates of amounts not yet determinable and assumptions of management. Any statements that express or involve discussions with respect to predictions, expectations, beliefs, plans, projections, objectives, assumptions or future events or performance (often, but not always, using words or phrases such as "expects" or "does not expect", "is expected", "anticipates" or "does not anticipate", "plans, "estimates" or "intends", or stating that certain actions, events or results "may", "could", "would", "might" or "will" be taken, occur or be achieved) are not statements of historical fact and should be viewed as "forward-looking statements".  Although the Company has attempted to identify important factors and risks that could cause actual actions, events or results to differ materially from those described in forward-looking statements including, the risks and uncertainties outlined in our most recent financial statements and reports and registration statement filed with the United States Securities and Exchange Commission (the "SEC") (available at www.sec.gov) and with Canadian securities administrators (available at www.sedar.com), there may be other factors that cause actions, events or results not to be as anticipated, estimated or intended. There can be no assurance that such statements will prove to be accurate as actual results and future events could differ materially from those anticipated in such statements. Accordingly, readers should not place undue reliance on forward-looking statements contained in this news release and in any document referred to in this news release.

Contact Information

Handeni Gold Inc.
+255 22 270 0084
+255 22 270 0052 (FAX)